EXHIBIT 10.13


                          INVESTOR RELATIONS AGREEMENT

THIS AGREEMENT dated for reference the 1st day of October, 1999.

BETWEEN:

             ABLEAUCTIONS.COM, INC., a company incorporated under the laws of Florida and having its head office located at 3112 Boundary Road, Burnaby, British Columbia, V5M 4A2

             (the "Company")

                                                               OF THE FIRST PART

AND:

             EUROPEAN INVESTOR SERVICES LTD., a company incorporated under the laws of the United Kingdom whose registered office is located at 17 - 18 Dover Street, London, WIX 4DQ, England

             ("EIS")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company, through its subsidiary, is an auctioneer and liquidator of a broad range of office equipment, furniture, and industrial equipment (the "Business");

B. The Company wishes to engage EIS to provide investor relations and financial media relations services to the Company on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT witnesses that the parties mutually agree as follows:

1.   ENGAGEMENT

1.1 Subject to the terms and conditions below, the Company engages EIS to provide the investor relations and financial media relations services set out in section 2.1 (the "Services").

1.2 EIS' obligation to perform the Services and the Company's obligation to pay the remuneration to EIS will commence on October 1, 1999 (the "Effective Date") and will continue for a term of six months from the Effective Date unless earlier terminated in accordance with Article 5 (the "Term").

1.3 The parties may renew this Agreement at the end of the Term by agreement in writing for any further term to which the parties may agree.

2.   SERVICES

2.1 Subject to the direction of the Company, EIS will use its best efforts to promote the Business and the Company in Europe and, without limitation, will provide investor relations and financial media relations services to the Company with the general objective of expanding the interest and awareness of existing and potential investors and the brokerage and financial community in Europe (collectively, the "Target Audience") regarding the Business and the Company's activities by:

     (a) identifying and maintaining a database of the Target Audience and fostering an interest in the Company by direct liaison with institutional investment professionals, including fund managers, retail and private client stockbrokers, investment bankers, analysts, and high net worth individuals. The opportunity exists for EIS to produce a report identifying current shareholders of the Company in the Company's sectoral peer group, using EIS's online CDA database at a reduced cost;

     (b) identifying current major shareholders of the Company, analysing their current attitudes to the Company, and reporting to the Company on those matters;

     (c) ensuring on-going contact with the Target Audience; updating them with regular information by telephone, fax, and mail, including timely distribution of quarterly financial statements, annual reports, press releases, brokers' reports, and other relevant corporate information. Before any such distribution, EIS will obtain the Company's written approval of all written material to be distributed;

     (d) providing information to and raising the Company's profile with the financial media, broadsheets, and news agencies; co-ordinating coverage, including participation in regional/sectoral survey features; ensuring distribution of press releases and relevant information to news agencies such as Press Association News, Dow Jones, Reuters, Bloomberg, where appropriate; assessing possibilities for stories in the broadcast media, i.e., business radio and television;

     (e) encouraging industry and financial analysts to follow the Company and encouraging the production of brokers' reports;

     (f) advising on corporate matters including presentation of corporate strategy, possibilities for share buy-backs, acquisitions, joint ventures, etc.;

     (g) advising on the opportunities and methods of available financing and the possibilities and benefits of listing on other exchanges; and

     (h) providinga representative office in London, including use of boardroom facilities and general administrative support where necessary.

2.2 EIS will perform the Services in a diligent, professional, and efficient manner to preserve and enhance the Company's corporate image and will faithfully devote the time, effort and ability necessary to perform the Services.

2.3 EIS will perform the Services to comply with all applicable securities legislation, regulation, rules, and policies in Canada, the United States, and Europe.

3.   CONSIDERATION

3.1 The Company will pay to EIS a fee of US$5,000 per month, payable on the first business day of each month during the Term, which fee is intended to cover day-to-day time and administrative costs incurred by EIS in the performance of the Services.

3.2 The Company will also pay separately or reimburse EIS in respect of the following extraordinary out-of-pocket expenses:

     (a) European roadshows will be charged at the discounted retainer rate of US$4,000 per city per business day (not including Saturdays, Sundays, and statutory holidays) (this rate is guaranteed until December 31,
          1999) and in accordance with the sample form of agreement attached as Schedule "A";

     (b) providing promotional literature, arranging mailshots, entertaining clients on the Company's behalf, and other travel/subsistence expenses, with the Company's prior consent being required for all expenses over (pound)200;

     (c) all other investigatory costs and expenses, including the engagement of third-party consultants, undertaken only with the Company's prior consent and carried out in good faith in the performance of this Agreement; and

     (d) all bought-in items will be charged to the Company at cost plus a 15% handling charge, subject to the Company's prior consent.

In the case of the expense described in subsection (a) above, the Company and EIS will sign an agreement in the form attached as Schedule "A" not less than five business days before EIS is to embark on a European roadshow. The first European roadshow will commence on October 25, 1999. In the case of the expenses described in subsections (b) to (d) above, the Company will approve those expenses in advance and will pay those expenses against invoices and receipts delivered to the Company.

4.   RELATIONSHIP OF THE PARTIES

4.1 The services to be performed by EIS are personal in character and EIS cannot assign either this Agreement or any rights or benefits arising under it. In performing the Services, EIS will operate as and will have the status of independent contractor and will not act or hold itself out as or be an agent of the Company.

5.   TERMINATION

5.1 Either party may terminate the Services at any time on 30 days' prior written notice to the other party.

5.2 On termination of the Services for any reason, EIS will deliver to the Company all documents pertaining to the Company or its Business, including without limitation all correspondence, reports, contracts, data bases related to the Company, and anything included in the definition of "Work Product" set out in section 6.1.

6.   CONFIDENTIALITY

6.1 All reports, documents, customer lists, databases, concepts, and products, together with any business contracts or any business opportunities prepared, produced, developed, or acquired by or delivered to EIS, directly or indirectly, in connection with EIS performing the Services (collectively, the "Work Product") will belong exclusively to the Company or any of their affiliates, as appropriate (collectively, the "Ableauctions Companies"), which will be entitled to all rights, interest, profits, or benefits in respect thereof.

6.2 No copies, summaries, or other reproductions of any Work Product will be made by EIS without the express written permission of the Company, provided that EIS is permitted to maintain one copy of the Work Product for its own use during the Term.

6.3 EIS and any of its shareholders, directors, officers, agents, employees, or consultants (collectively, the "EIS Associates") will not disclose any information, documents, or Work Product which is developed by EIS or to which EIS may have access by virtue of its performance of the Services to any person not expressly authorized in writing by the Company for that purpose. EIS will comply with any directions that the Company may make to ensure the safeguarding or confidentiality of all such information, documents, and Work Product.

6.4 EIS may not disseminate nor distribute to the media, members of the public, shareholders of the Company, prospective investors, members of the investment or brokerage community, securities regulators, or any other third party any of the Work Product or any other written or printed information about the Ableauctions Companies or their business, without the Company first reviewing and approving the Work Product or other information before dissemination or distribution.

6.5. EIS and the EIS Associates will not, either directly or indirectly as a shareholder, director, officer, employee, agent, consultant, or associate of any person, make any use of any confidential information for the purpose of soliciting the business of any customer or former customer of the Ableauctions Companies, or for the purpose of appropriating any business opportunity whatsoever available to, or which might be available to the Ableauctions Companies.

6.6 EIS acknowledges and agrees that the confidential information is and will be of a special and unique character, the loss of which cannot be reasonably, readily, or accurately calculated in monetary terms. Accordingly, the Ableauctions Companies will be entitled to injunctive or other equitable relief to prevent or cure any breach or threatened breach of this Agreement by EIS or any of the EIS Associates. Resort to such equitable relief, however, will not be construed to be a waiver of any other right or remedy which the Ableauctions Companies may have for damages or otherwise.

6.7 EIS agrees that during the Term and for a period of two years following the termination of this Agreement, neither it nor any of the EIS Associates will:

     (a) encourage or entice any persons who are employees or consultants of the Ableauctions Companies at any time during the Term or who were employees or consultants of the Company at any time within the 30 days preceding the date of this Agreement to seek employment or service with persons other than the Ableauctions Companies; or

     (b) offer employment or service contracts directly or indirectly to any persons who are employees or consultants of the Ableauctions Companies at any time during the Term or who were employees or consultants of the Ableauctions Companies at any time within the 30 days preceding the date of this Agreement.

6.8 If EIS or any of the EIS Associates or any other person who is not at arm's length from EIS at any time contravenes the provisions of this Article 6, and on every occasion that such contravention occurs, EIS will indemnify the Ableauctions Companies and will forthwith pay to the Ableauctions Companies as liquidated damages the sum of $10,000 together with costs on the highest scale of costs permitted by the Rules of Court for all proceedings undertaken by the Ableauctions Companies or any of them to obtain or to attempt to obtain an injunction to prohibit the divulgence, disclosure, reproduction, or use of the confidential information by any of the persons herein before described, this sum being, so nearly as the participants can determine, a reasonable pre-estimate of the Ableauctions Companies' minimum damages and not a penalty. If one of the events described in this paragraph occurs and if any of the Ableauctions Companies makes written demand for the payment of such liquidated damages, simple interest on this sum calculated at the rate of 18% per annum will accrue from the date of demand to the actual date of payment.

6.9 On termination of this Agreement, EIS will furnish to the Company a certificate in a form approved by the Company's solicitors which declares that neither EIS nor any of the EIS Associates has:

     (a) divulged, disclosed, distributed, or otherwise made available to any person any confidential information; or

     (b)  reproduced or made any use whatsoever of any confidential information;
          or

     (c) acted contrary to the provision of the above, except with the prior written consent of the Company.

The remedies afforded to the Ableauctions Companies by this Agreement will be cumulative and not alternative and will be in addition to and not in substitution for any other rights and remedies available to them at law or in equity, including the remedy of injunctive relief.

7.   NOTICES

7.1 Any notices to be given by either party to the other will be sufficiently given if transmitted by facsimile or electronic mail or delivered by courier to the parties at their respective addresses shown on the first page of this Agreement, or to any other addresses as the parties may notify to the other from time to time in writing. This notice will be deemed to have been given the next business day, if transmitted by facsimile or electronic mail, or within two business days from the date of pick-up, if delivered by courier.

8.   GENERAL PROVISIONS

8.1 Each party will sign and deliver all other documents and do all other things that the other party may reasonably request to carry out the terms, conditions, and intent of this Agreement.

8.2      Time is of the essence of this Agreement.

8.3 The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions and this Agreement will be construed as if the invalid or unenforceable provision were omitted.

8.4 The parties may sign this Agreement in counterparts, which parts will be read together and construed as if all the signing parties had signed one copy of this Agreement.

8.5 This Agreement will enure to the benefit of and be binding on the parties to this Agreement and their respective successors and permitted assigns.

8.6 This Agreement will be governed by and construed in accordance with the laws of the United Kingdom or Florida as applicable.


     IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

ableauctions.com, inc.


/s/ Abdul Ladha
--------------------------------
Authorized Signatory


EUROPEAN INVESTOR SERVICES LTD.


/s/ Miles Lewis
--------------------------------
Authorized Signatory

                                  SCHEDULE "A"



                            CLIENT ROADSHOW AGREEMENT

This Agreement is made on the 11th day of October, 1999 between EUROPEAN INVESTOR SERVICES LTD. (hereinafter known as 'EIS'), and ABLEAUCTIONS.COM, INC. situated at 3112 Boundary Road, Burnaby, BC, V5M 4A2 (hereinafter known as the 'Company').

The Company has requested EIS to organise a European Roadshow comprised of presentations over five days in London, Amsterdam, Brussels, Paris, Frankfurt, Zurich, Geneva, and Vienna commencing 25th October 1999, and provide the following:

o Writing and distributing roadshow invitations to the target audience of institutional investment professionals and private investors within the chosen European cities.
o Booking and arranging facilities at each of the venues, including logistics of flights, accommodation, etc., where appropriate.
o Following up with the target audience by telephone/fax and providing the Company with a list of attendees prior to each roadshow day.
o Advising upon the appropriate presentation material and briefing the Company on the type and expectations of the audience.
o Providing one member of EIS staff to co-ordinate details on the day to ensure the smooth running of each presentation.
o Supplying attendee details for each of the presentations the week following completion of the roadshow.


EIS will be remunerated as follows:-

(i) A Fee of $4,000 (four thousand dollars) per day for all cities, except Vienna which will be charged at $2,000 (two thousand dollars) to cover day to day time and administrative costs incurred in the performance of the services. Extraordinary items such out of pocket expenses incurred on the Company's behalf will be charged at cost plus a 15% handling charge. As agreed the total fee applicable will be paid on receipt of the booking confirmation, subject to refund for any presentation cancelled for reasons beyond the Company's control. On completion of the roadshow the remaining costs incurred will be settled in full within a two week period.

Signed this 11th day of  October 1999 by the parties to this Agreement as,


ABLEAUCTIONS.COM, INC.                   /s/ Abdul Ladha, Director


EUROPEAN INVESTOR SERVICES LTD.          /s/ Miler Lewis, Director